SECURITIES AND EXCHANGE COMMISSION



                       Washington, D.C.  20549



                               FORM 8-K



                            CURRENT REPORT







                Pursuant to Section 13 or 15(d) of the

                   Securities Exchange Act of 1934





                  Date of Report:    November 20, 2000

                  (Date of earliest event reported)









                     THE MANITOWOC COMPANY, INC.

        (Exact name of registrant as specified in its charter)









      Wisconsin                1-11978            39-0448110

   ---------------          --------------      --------------

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   (State or other           (Commission        (IRS Employer

   jurisdiction of           File Number)       Identification

    incorporation)                                 Number)









        500 So. 16th Street, Manitowoc, WI        54220

       ------------------------------------     ---------

     (Address of principal executive offices)  (Zip Code)







Registrant's telephone number, including area code

                    (920-684-4410)





(Former name or former address, if changed since last report)







Item 5.   Other Events

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On November 20, 2000, The Manitowoc Company, Inc. (the "Company")

issued a press release announcing that it has finalized its previously announced agreement to purchase Marinette Marine Corporation.  Marinette was acquired for approximately $48.0 million in an all-cash transaction financed through the

Company's existing credit facility.

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Located in Marinette, Wisconsin, just across Green Bay from Manitowoc's Bay

Shipbuilding facility, Marinette Marine operates one of the largest shipyards on the U.S. Great Lakes.



The acquisition is expected to add 10 cents to Manitowoc's 2001 earnings.



In addition, the Company announced that Marinette secured a contract worth $84.5 million from the U.S. Coast Guard for the construction of three 225-foot Juniper

Class (WLB) sea-going buoy tenders.  These three cutters are part of a $309-

million contract awarded in September 1998, which contains options for an additional two vessels, yet to be awarded.









Item 7.   Financial Statements and Exhibits

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          (c)  Exhibits.



               See the Exhibit Index following the Signature page of

this Report, which is incorporated herein by reference.







                              SIGNATURES



Pursuant to the requirements of the Securities Exchange Act of 1934,

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the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.



DATE:     November 27, 2000     THE MANITOWOC COMPANY, INC.

                                     (Registrant)







                              By:  /s/ Glen E. Tellock

                              ---------------------------------

                                   Glen E. Tellock

                                   Executive Vice President and

                                   Chief Financial Officer















                     THE MANITOWOC COMPANY, INC.



                            EXHIBIT INDEX



                                  TO



                       FORM 8-K CURRENT REPORT



                        Dated November 20, 2000

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Exhibit                                                Filed

 No.                  Description                    Herewith

--------              -----------                    --------





 20                   Press Release dated               X

                      November 20, 2000, regarding

                      the completion of the purchase

                      of Marinette Marine Corporation































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